[Form of Underwriting Agreement]

                                 $[   ],000,000

                              WISCONSIN GAS COMPANY

                                      Notes

                             UNDERWRITING AGREEMENT

                                                           ____________, 1995

   DEAN WITTER REYNOLDS INC.
   ROBERT W. BAIRD & CO. INCORPORATED
   A.G. EDWARDS & SONS, INC.
   c/o Dean Witter Reynolds Inc.
   2 World Trade Center
   65th Floor
   New York, New York 10048


   Dear Sirs:

        1.   Introductory.  Wisconsin Gas Company, a Wisconsin corporation
   (the "Company"), proposes to sell to you up to $[   ],000,000 aggregate
   principal amount (or net proceeds in the case of securities issued at an original issue discount), of its unsecured notes or debentures (the "Notes") pursuant to this Agreement. Unless otherwise specified in the Terms Agreement (as defined below), the Notes are to be issued under an Indenture dated as of September 1, 1990, between the Company and Firstar Trust Company, as trustee (such indenture together with any indentures supplemental thereto and any officer's certificate creating a new series of the Company's debt securities being hereinafter referred to as the "Indenture"). The aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, exercise provisions and any other variable terms which the Indenture contemplates, will be set forth in the Notes. As used herein, "you" or "your," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed or such other parties as named in the Terms Agreement.

        The offering of Notes will be made through you or an underwriting syndicate managed by you. Whenever the Company determines to offer the Notes through one or more of you, it will enter into an agreement (a "Terms Agreement") providing for the sale of the Notes to, and the purchase and offering thereof by, one or more of you and such other underwriters, if any, selected by you as have authorized you to enter into the Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Notes or as members of an underwriting syndicate). The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The Terms Agreement shall specify such applicable information as is indicated in Exhibit A hereto. Each offering of Notes will be governed by this Agreement, as supplemented by the Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____), such registration statement relating to the Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement as amended and the prospectuses relating to the sale of the Notes by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that the supplement of the Prospectus contemplated by
   Section 4(a) hereof (the "Prospectus Supplement") shall be deemed to have supplemented the Prospectus.

        2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of you, as of the date hereof and as of the date of the Terms Agreement (in each case, the "Representation Date"), that:

                  (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act.
             The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of Firstar Trust Company, as trustee under the Indenture.

                  (ii) The documents incorporated by reference in the
             Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated thereby, the Company has not incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business which in either case are material to the Company; there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company, whether or not arising in the ordinary course of business; there has not been any material change in the capital stock or long-term debt of the Company; and the Company has no subsidiaries.

                  (iv) The financial statements, together with the related
             notes and schedules, set forth or incorporated by reference in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and operating data set forth in the Prospectus under the caption "Selected Financial Information" and "Ratio of Earnings to Fixed Charges" and in the documents incorporated by reference under the caption "Management's Discussion and Analysis of Results of Operations and Financial Condition" fairly presents, when read in conjunction with the Company's financial statements and the related notes and on the basis stated in the Registration Statement, the information set forth therein.

                  (v) To the best of the Company's knowledge, Arthur Andersen LLP, who have expressed their opinion on the audited financial statements and related schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the Regulations.

                  (vi) The Company has been duly organized and is validly
             existing and in good standing as a corporation under the laws of Wisconsin, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; the Company is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company), and the Company has not received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company; the Company is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its businesses requires such qualification except in any case where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company.

                  (vii) The Company has obtained a certificate of authority from the Public Service Commission of Wisconsin (the "Wisconsin Commission") with respect to the Notes authorizing the issue and sale of the Notes by the Company on the terms set forth or contemplated in this Agreement and in the Registration Statement; the Company will make such additional filings as are required under said certificate of authority in a timely fashion.

                  (viii) Other than WICOR, Inc. and Citibank, N.A., as trustee of the Wisconsin Gas Company Employees' Savings Plan, no person or corporation, which is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote, 10% or more of the outstanding voting securities of the Company; and each of the Company and WICOR, Inc. is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 which would require it to register thereunder.

                  (ix) Except as disclosed in the Prospectus, there are no
             legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, which are required to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company, the Company reasonably believes would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company or which would materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (x) The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, which violations or defaults would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which they are bound, the Company's Certificate of Incorporation or Bylaws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property, which breaches, violations or defaults would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company.

                  (xi) The Notes have been duly authorized for issuance and
             sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture, against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture; the Indenture has been duly authorized, and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument enforceable in accordance with its terms except as it may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights; and the Notes and the Indenture conform or will conform at the time of their issuance and execution, as the case may be, in all material respects to the descriptions thereof in the Prospectus.

                  (xii)     Except as otherwise set forth in the Prospectus,
             (A) the Company owns, possesses, currently has the right to use or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and (B) the Company has good and marketable title to all real and personal property owned by it, free and clear of any security interest, lien or other encumbrance which would impair the use, occupancy or value, or the marketability of title, of the property subject thereto, except such as are described in the Prospectus or such as do not materially affect the value of the property and do not interfere with the use made and proposed to be made of such property by the Company.

                  (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Notes, except such as may be required by the National Association of Securities Dealers, Inc. or under the 1933 Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by you, and except for the approval of the Wisconsin Commission.

                  (xiv) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xv) The Company is, to the best of the Company's
             knowledge, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") with such exceptions as would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company.

                  (xvi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xvii) No material labor dispute with the employees of the Company exists or, to the best of the Company's knowledge, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company.

                  (xviii)   Except as otherwise disclosed in the Prospectus,
             the Company has not been assessed a tax deficiency or is the subject of a pending tax dispute which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company.

             (b) Any certificate signed by an officer of the Company and delivered to you or counsel for the Underwriters at the Closing Time in connection with the offering of Notes shall be deemed a representation and warranty of the Company, as to the matters covered thereby, to each Underwriter participating in the offering.

        3. Purchase and Sale. The several commitments of the Underwriters to purchase Notes pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

        Payment of the purchase price for, and delivery of, any Notes to be purchased by the Underwriters shall be made in registered form, at the office of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day following the date of the Terms Agreement or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Notes to be purchased by them (unless such Notes are issuable only in the form of a single global Security registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). The Notes shall be in such authorized denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Time. The Notes, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time.

        4. Covenants of the Company. The Company covenants with each of you as follows:

             (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Notes covered thereby and their terms not otherwise specified in the Indenture, and the principal amount of Notes which each of the Underwriters severally has agreed to purchase, the price at which the securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Notes. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

             (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the view of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

             (c) With respect to the sale of Notes, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering twelve month periods beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158) of the Registration Statement relating to the Notes.

             (d) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

             (e) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act,
        (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (f) The Company will deliver to each of you one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

             (g) The Company will endeavor, in cooperation with you to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

             (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to
        Section 13 or 14 of the 1934 Act.

             (i) Between the date of the Terms Agreement and the Closing Time with respect to the Notes, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any new issue of debt securities of the Company with a maturity of more than one year, including additional Notes or any warrants for the purchase of debt securities of the Company with a maturity of more than one year.

             (j) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

        5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes to the Underwriters, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any legal investment survey, provided that the fees of such counsel for the Blue Sky survey shall not exceed $5,000, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and the Blue Sky survey and any legal investment survey, (vii) the fees of rating agencies, and (viii) the costs and fees of any registrar or transfer agent.

        If the Terms Agreement is terminated by you in accordance with the provisions of Section 8 or Section 9(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each of its employees, officers, directors and agents, and each person, if any, who controls such Underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other federal or state statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof.

        Notwithstanding the above, the Company shall not be liable with respect to any claims made against any Underwriter or any other indemnified person under this subsection (a) unless such Underwriter or indemnified person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or indemnified person (such notification by an Underwriter shall suffice as notification on behalf of its officers, directors, employees, agents and controlling persons), but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or indemnified person otherwise than on account of the indemnity agreement contained in this subsection (a). In addition, the Company shall not be liable to any Underwriter, employee, officer, director or agent of any Underwriter, or any person controlling such Underwriter under the indemnity agreement in this section (a) to the extent that any such loss, claim, damage, liability or expense of such Underwriter, employee, officer, director, agent or controlling person results solely from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof to such Underwriter.

        The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to such Underwriter or indemnified person, as the case may be. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or other indemnified person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the reasonable fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or other indemnified person or persons and such Underwriter or Underwriters or other indemnified person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel and the Underwriters shall be entitled to use separate legal counsel. The Company will not, without the prior written consent of a majority of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or employee, officer, director or agent of such Underwriter or any person who controls such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such employee, officer, director, agent or controlling person of the Underwriter from all liability arising out of such claim, action, suit or proceeding.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each of its employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against the Company or any indemnified person under this subsection (b) unless the Company or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this subsection (b). Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Company or such person, as the case may be. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said employees, agents, officers and directors and any other Underwriter or Underwriters or employee or employees or agent or agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent.

        (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), in such proportion as is appropriate to reflect the respective relative benefits received by the Company and the Underwriters from the offering of the Notes and the respective relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages, liabilities or expenses (or actions in respect thereof) result solely from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof to such Underwriter. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

        (d) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each employee, officer, director and agent of each Underwriter, and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

        7. Survival of Indemnities, Representations Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for any Notes.

        8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Notes pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

             (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no order suspending trading or striking or withdrawing any Notes to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect, and no proceedings under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

             (b)  At the Closing Time the Underwriters shall have received:

                  (1) The favorable opinion, dated as of the Closing Time, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to you, to the effect that:

                       (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Wisconsin and has the requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except in any case where the failure to so qualify or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company.

                       (ii) This Agreement and the Terms Agreement have been
                  duly authorized, executed and delivered by the Company.

                       (iii) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

                       (iv) The Notes, including any Notes in global form,
                  are in the form contemplated by the Indenture; the Notes have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, as supplemented by the Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture.

                       (v) The Indenture and the Notes conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

                       (vi) The Indenture is qualified under the 1939 Act.

                       (vii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                       (viii) The Registration Statement, at the time it became effective and as of the date of the Terms Agreement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act, and the Regulations.

                       (ix) Each document, if any, filed pursuant to the 1934
                  Act (other than the financial statements included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

                       (x) The Wisconsin Commission has authorized the issue and sale of the Notes; such authorization, to the best of their knowledge, is still in full force and effect and no stay with respect thereto is pending or in effect and such authorization is sufficient for the issue and sale of the Notes; the issue and sale of the Notes as described in the Prospectus are in conformity with the terms of such authorization; and no other consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Notes to the Underwriters, except such as may be required under the 1933 Act and state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement and the Terms Agreement, the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument set forth in a certificate of the President and Chief Executive Officer and Chief Financial Officer of the Company, dated as of the date of such opinion of counsel (which certificate shall set forth all material contracts, indentures, mortgages, deeds of trust, loan agreements, notes, leases or other agreements or instruments to which the Company is a party or by which it may be bound or to which any of its properties or assets are subject), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree, other than such breaches, defaults or violations which individually or in the aggregate would not result in a material adverse change in the condition (financial or otherwise), business or results of operations of the Company.

             You shall also have received from such counsel a letter advising that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement (other than the financial statements and supporting schedules and other financial or statistical information set forth therein, as to which no advice is given), then at the time of the most recent such filing, and as of the date of the Terms Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the Terms Agreement and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (2) The opinion or opinions, dated as of the Closing Time, of Vedder, Price, Kaufman & Kammholz, counsel for the Underwriters, with respect to the Registration Statement, the Prospectus, the validity of the Notes, and such other related matters as the Underwriters may reasonably require. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois, the State of Delaware and the federal law of the United States, upon opinions of counsel satisfactory to the Underwriters. The Company shall have furnished or caused to have been furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

             (c) At the Closing Time there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President and Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in
        Section 2 are true and correct with the same force and effect as though the Closing Time were a Representation Date.

             (d) You shall have received from Arthur Andersen LLP a letter, dated as of the date hereof or the date of the most recent report filed with the Commission containing financial statements or unaudited consolidated information and incorporated by reference in the Registration Statement, if the date of such report is later than the date hereof, and delivered at such time, in form heretofore agreed to.

             (e) The Underwriters shall receive from Arthur Andersen LLP or other independent certified public accountants acceptable to the Underwriters a letter, dated as of the Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested.

             (f) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to you.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

        9. Termination. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other parties hereto. You may also terminate the Terms Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business; or (ii) if there has occurred any downgrading in the rating accorded the debt securities of the Company by any rating agency; or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or State of New York has been declared by either Federal or New York authorities; or (iv) if there has been any material adverse change in the financial markets of the United States, Japan or Europe or any outbreak or material escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in your judgment makes it impracticable or inadvisable to offer or sell the Notes or enforce contracts for the sale of the Notes; or (v) if there has been any pending legal proceedings against the Company or the Underwriters relating to the Notes. In the event of any such termination, (x) the covenants set forth in Section 4 with respect to any offering of Notes shall remain in effect so long as any Underwriter owns any such Notes purchased from the Company pursuant to the Terms Agreement and (y) the covenant set forth in
   Section 4(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 6, and the provisions of Sections 7 and 12 shall remain in effect.

        10. Default. If one or more of the Underwriters participating in an offering of Notes shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase hereunder and under the Terms Agreement (the "Defaulted Notes"), then such of you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Notes, then:

             (a) if the aggregate amount of Defaulted Notes does not exceed 10% of the aggregate amount of the Notes to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

             (b) if the aggregate amount of Defaulted Notes exceeds 10% of the aggregate amount of the Notes to be purchased pursuant to the Terms Agreement, the Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

        As used in this Section only, the "aggregate amount" of Notes shall mean the aggregate principal amount of any Notes. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the Terms Agreement.

        In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

        11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you c/o Dean Witter Reynolds Inc. at Two World Trade Center, New York, N.Y. 10048, attention of ______________________, or, in respect of the Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Chief Financial Officer.

        12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and the Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to the Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in
   Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Terms Agreement or any provision herein or therein contained. This Agreement and the Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        13. Governing Law. This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

        If the foregoing correctly sets forth our understanding, please indicate the Underwriters acceptance thereof in the space provided below for that purpose, whereupon this letter and the Underwriters acceptance shall constitute a binding agreement between us.

                                      Very truly yours,

                                      WISCONSIN GAS COMPANY


                                      By:
                                      Title:

   Accepted and delivered,
   as of the date first above written:

   DEAN WITTER REYNOLDS INC.
   ROBERT W. BAIRD & CO. INCORPORATED
   A.G. EDWARDS & SONS, INC.

   By:  DEAN WITTER REYNOLDS INC.
        Acting on its behalf and the
        other named Underwriters

   By:
        Authorized Signature

                                                                    EXHIBIT A

                              WISCONSIN GAS COMPANY
                            (a Wisconsin corporation)

                                      Notes

                                 TERMS AGREEMENT

                                                     Dated: ___________, 1995

   TO:  WISCONSIN GAS COMPANY
        626 East Wisconsin Avenue
        Milwaukee, Wisconsin 53202



   Re:  Underwriting Agreement dated November __, 1995.



   Title of Notes:

   Indenture (if other than as specified in the Underwriting Agreement):

   Principal amount to be issued:  $

   Current ratings:

   Interest rate:  % Payable:

   Date of maturity:

   Form and Denomination:

   Redemption provisions:

   Sinking fund requirements:

   [Public offering price: __%, plus accrued interest, or amortized original issue discount, if any, from ____________, 1995.]

   Purchase price: __%, plus accrued interest, or amortized original issue discount, if any, from __________, 1995.] (payable in next day funds).



   Closing date and location:








        Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Notes set forth opposite its name.

                                       [Principal Amount
                                       of
               Name                          Notes

    Dean Witter Reynolds Inc.

    Robert W. Baird & Co.
    Incorporated
    A.G. Edwards & Sons, Inc.
                                        $______________


                                TOTAL:  $____________ ]

        This Terms Agreement may be executed by any one or more of the parties thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                 DEAN WITTER REYNOLDS INC.
                                 ROBERT W. BAIRD & CO. INCORPORATED
                                 A.G. EDWARDS & SONS, INC.

                                 By:  DEAN WITTER REYNOLDS INC.
                                      Acting on its behalf and the other
                                      named Underwriters.

                                 By:
                                                     [Title]
   Accepted:

   WISCONSIN GAS COMPANY

   By:
                  [Title]